Product supplement no. UBS-10-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated July 17, 2009 Rule 424(b)(2)

Barrier Optimization Securities Linked to an Index
Barrier Optimization Securities with Partial Protection Linked to an Index

General

  JPMorgan Chase & Co. may, from time to time, offer and sell barrier optimization securities linked to an index (which we refer to as “BOS”) and barrier optimization securities with partial protection linked to an index (which we refer to as “BOSPP”) from time to time. We refer to BOS and BOSPP collectively as the “notes.” This product supplement no. UBS-10-A-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets, free writing prospectus and pricing supplements generally as terms supplements. A separate index supplement or the relevant terms supplement will describe any index not described in this product supplement and to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes, including any principal protection, is subject to the creditworthiness of JPMorgan Chase & Co.
  Payment is linked to an Index as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-82.
  Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Index or any of its component securities.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Index:	An index as specified in the relevant terms supplement (the “Index”).

Payment at Maturity (for BOS):

Unless otherwise specified in the relevant terms supplement, for BOS, the amount you will receive at maturity is based on the Index Return and the Conditional Coupon as described below.

If the Index Return is positive, and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return x Participation Rate),

subject to the Return Barrier, if applicable.

(continued on next page)

Investing in the Barrier Optimization Securities and the Barrier Optimization Securities with Partial Protection involves a number of risks. See “Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. UBS-10-A-I, the accompanying prospectus supplement and prospectus, any related index supplement, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

July 17, 2009

Key Terms (continued)

If the Index Return is zero and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note.

Your investment will be fully exposed to any decline in the Index if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is negative and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will lose 1% of the principal amount of your notes for every 1% that the Index Ending Level declines beyond the Index Starting Level (or Strike Level, if applicable). Under these circumstances, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return)

If the Index Closing Level is above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Conditional Coupon).

For BOS, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

Payment at Maturity (for BOSPP):

Unless otherwise specified in the relevant terms supplement, for BOSPP, the amount you will receive at maturity is based on the Index Return, the Conditional Coupon and the Principal Protection Percentage as described below.

If the Index Return is positive and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return x Participation Rate),

subject to the Return Barrier, if applicable.

Your principal is protected against a decline in the Index up to the Principal Protection Percentage if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is between 0% and –(Principal Protection Percentage) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note.

Your investment will be fully exposed to any decline in the Index beyond the Principal Protection Percentage if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is less than –(Principal Protection Percentage) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, for every 1% decline of the Index beyond the Principal Protection Percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied, if applicable, by the Downside Leverage Factor. Under these circumstances, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + [$10 x (Index Return + Principal Protection Percentage)
x Downside Leverage Factor (if applicable)]

If the Index Closing Level is above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Conditional Coupon).

For BOSPP, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) by more than the Principal Protection Percentage and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

Index Return:	Unless otherwise specified in the relevant terms supplement: Index Ending Level – Index Starting Level (or Strike Level, if applicable) Index Starting Level (or Strike Level, if applicable)

Return Barrier:

If applicable, a fixed percentage as specified in the relevant terms supplement. If a Return Barrier is applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x Return Barrier), even if the Index Return multiplied by the Participation Rate is greater than the Return Barrier.

Index Barrier:	Unless otherwise specified in the relevant terms supplement,

Index Starting Level (or Strike Level, if applicable) x (1 + Return Barrier).

Participation Rate:	A fixed percentage as specified in the relevant terms supplement.

Principal Protection Percentage:	If applicable, a fixed percentage as specified in the relevant terms supplement.

Downside Leverage Factor:	If applicable, a fixed number as specified in the relevant terms supplement.

Conditional Coupon:	A percentage as specified in the relevant terms supplement, which in no event will be greater than the Return Barrier and may equal 0%.

Observation Period or Observation Day(s):

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Observation Period consists of each trading day from and including the Trade Date to and including the Final Valuation Date or the final Index Valuation Date. Alternatively, the relevant terms supplement may specify that the Observation Days consist of the last calendar day of each month, commencing on a specified date and ending on the Final Valuation Date or the final Index Valuation Date.

Index Starting Level:

The Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Index Ending Level:

The Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Strike Level:

The relevant terms supplement may specify a level for the Index other than the Index Starting Level to be used for calculating the Index Return and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Index Closing Level as of a specified date, or may be determined without regard to the Index Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, will be used to calculate the Index Return.

Index Valuation Date(s):

The Index Ending Level will be calculated on a single date, which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Index Valuation Dates in this product supplement. Any Index Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes – Payment at Maturity.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 principal amount note.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:	As specified in the relevant terms supplement. The Maturity Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes – Payment at Maturity.”

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related index supplement, this product supplement no. UBS-10-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related index supplement and this product supplement no. UBS-10-A-I, and with respect to JPMorgan Chase & Co. This product supplement no. UBS-10-A-I, together with the relevant terms supplement, any related index supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting,”) including UBS Financial Services Inc. The information in the relevant terms supplement, any related index supplement, this product supplement no. UBS-10-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. UBS-10-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related index supplement, this product supplement no. UBS-10-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. UBS-10-A-I, any related index supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. A separate index supplement or the relevant terms supplement will describe an index not described in this product supplement and to which the notes are linked. Capitalized terms used but not defined in this product supplement no. UBS-10-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related index supplement. The term “note” refers to each $10 principal amount of our Barrier Optimization Securities Linked to an Index or Barrier Optimization Securities with Partial Protection Linked to an Index, as applicable.

General

     The BOS and BOSPP are senior unsecured obligations of JPMorgan Chase & Co. that are linked to an index (the “Index”) as specified in the relevant terms supplement. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related index supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index calculated in accordance with the formula set forth below, and whether the notes have a Strike Level, a Return Barrier and/or Principal Protection Percentage. The notes do not guarantee any return of your investment at maturity. A payment on the notes, including any principal protection feature, is subject to the creditworthiness of JPMorgan Chase & Co.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. UBS-10-A-I and any related index supplement. The terms described in that document supplement those described herein and in any related index supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related index supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Index Valuation Date is postponed as described below. We will also specify whether or not the notes have a Strike Level, Return Barrier and/or Principal Protection Percentage and the amount of any such Strike Level, Return Barrier and/or Principal Protection Percentage in the relevant terms supplement.

     Barrier Optimization Securities (“BOS”)

     Unless otherwise specified in the relevant terms supplement, for BOS, the amount you will receive at maturity is based on the Index Return and the Conditional Coupon as described below.

  If the Index Return is positive, and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return x Participation Rate),

  subject to the Return Barrier, if applicable.

  If the Index Return is zero and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note.

  Your investment will be fully exposed to any decline in the Index if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is negative and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will lose 1% of the principal amount of your notes for every 1% that the Index Ending Level declines beyond the Index Starting Level (or Strike Level, if applicable). Under these circumstances, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return)

  If the Index Return is above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note equal to:

$10 + ($10 x Conditional Coupon)

     For BOS, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

     Barrier Optimization Securities with Partial Protection (“BOSPP”)

     Unless otherwise specified in the relevant terms supplement, for BOSPP, the amount you will receive at maturity is based on the Index Return, the Principal Protection Percentage and the Conditional Coupon as described below.

  If the Index Return is positive and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + ($10 x Index Return x Participation Rate),

  subject to the Return Barrier, if applicable.

  Your principal is protected against a decline in the Index up to the Principal Protection Percentage if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is between 0% and –(Principal Protection Percentage) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note.

  Your investment will be fully exposed to any decline in the Index beyond the Principal Protection Percentage if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. If the Index Return is less than –(Principal Protection Percentage) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, for every 1% decline of the Index beyond the Principal Protection Percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied, if applicable, by the Downside Leverage Factor. Under these circumstances, you will receive at maturity a cash payment per $10 principal amount note equal to:

$10 + [($10 x (Index Return + Principal Protection Percentage) x Downside Leverage Factor (if applicable)]

  If the Index Return is above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive at maturity a cash payment of $10 per $10 principal amount note equal to:

$10 + ($10 x Conditional Coupon)

     For BOSPP, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) by more than the Principal Protection Percentage and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

     The “Return Barrier,” if applicable, is a fixed percentage as specified in the relevant terms supplement. If a Return Barrier is applicable, in no event will you receive at maturity an amount greater than $10 + ($10 x Return Barrier), even if the Index Return multiplied by the Participation Rate is greater than the Return Barrier.

     The “Index Barrier,” unless otherwise specified in the relevant terms supplement, is equal to:

Index Starting Level (or Strike Level, if applicable) x (1 + Return Barrier).

     The “Participation Rate,” is a fixed percentage as specified in the relevant terms supplement.

     The “Principal Protection Percentage,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

     The “Downside Leverage Factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

     The “Conditional Coupon” is a percentage as specified in the relevant terms supplement, which in no event will be greater than the Return Barrier and may equal 0%.

     The “Observation Period” or “Observation Day(s),” as applicable, will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Observation Period consists of each trading day from and including the Trade Date to and including the Final Valuation Date or the final Index Valuation Date. Alternatively, the relevant terms supplement may specify that the Observation Days consist of the last calendar day of each month, commencing on a specified date and ending on the Final Valuation Date or final Index Valuation Date.

     The “Trade Date,” is the day on which we price the notes for initial sale to the public and will be specified in the relevant terms supplement.

     The “Settlement Date,” is the day on which we issue the notes for initial delivery to investors and will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Index Closing Level calculated by comparing the Index Ending Level to the Index Starting Level or the Strike Level, as applicable. The relevant terms supplement will specify the manner in which the Index Starting Level (or Strike Level, if applicable) and the Index Ending Level will be determined. The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Index Ending Level – Index Starting Level (or Strike Level, if applicable) Index Starting Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Index Starting Level” means the Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Index Ending Level” means the Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     The relevant terms supplement may specify a level for the Index other than the Index Starting Level, which we refer to as the “Strike Level,” to be used for calculating the Index Return and the amount payable at maturity, if any. The Strike Level may be based on and/or expressed as a percentage of the Index Closing Level as of a specified date, or may be determined without regard to the Index Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, will be used to calculate the Index Return.

     The “Index Closing Level” on any trading day will equal the closing level of the Index or any successor index thereto published following the regular official weekday close of trading on that trading day. In certain circumstances, the “Index Closing Level” will be based on the alternative calculation of the Index described under “General Terms of Notes - Discontinuation of the Index; Alteration of Method of Calculation” below.

     A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying the Index or the successor index and (ii) the exchanges on which futures or options contracts related to the Index or the successor index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such tenth business day, the calculation agent will determine the Index Closing Level for such Initial Averaging Date on such tenth business day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth business day of each security most recently constituting the Index.

     The Index Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Index Valuation Date be postponed more than ten business days following the date originally scheduled to be such Index Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Index Valuation Date is not a trading day, or if there is a market disruption event on such tenth business day, the calculation agent will determine the Index Closing Level for such Index Valuation Date on such tenth business day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth business day of each security most recently constituting the Index.

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Index Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Index Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Index or any of the component securities of the Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. UBS-10-A-I, any related index supplement and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a Strike Level.

     For BOS, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

     For BOSPP, your principal is protected against a decline in the Index up to the Principal Protection Percentage if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. However, you will lose some or all of your investment at maturity if the Index Ending Level declines from the Index Starting Level (or Strike Level, if applicable) by more than the Principal Protection Percentage and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes. A payment on the notes, including any principal protection feature, is subject to the creditworthiness of JPMorgan Chase & Co.

If the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, a decline in the level of the Index may lead to a loss of some or all of your investment at maturity.

     For BOS, if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, and the Index Ending Level is less than the Index Starting Level (or Strike Level, if applicable), the amount payable to you at maturity, if any, will reflect the performance of the Index and your principal will be fully exposed to any decline in the Index Closing Level.

     For BOSPP, if the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, and the Index Ending Level is less than the Index Starting Level (or Strike Level, if applicable), by more than the Principal Protection Percentage, you will be exposed on a one-to-one basis (for notes without a Downside Leverage Factor) or a leveraged basis (for notes with a Downside Leverage Factor) to any decline in the Index Closing Level beyond the Principal Protection Percentage.

     Under either of these circumstances, you will lose some or all of your investment at maturity.

If the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, the appreciation potential of the notes will be limited to the Conditional Coupon, which may equal 0%.

     The appreciation potential of the notes is limited by the Index Barrier and the corresponding Conditional Coupon, which may be equal to 0%. Once the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, the appreciation potential of the notes is limited to the Conditional Coupon, which may equal 0%. If the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, the return on the notes will equal the Conditional Coupon multiplied by the principal amount of the notes and will not be determined by reference to the Index Return. Therefore, once the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, your return on the notes will be determined by the Conditional Coupon, even if the Index Closing Level on any trading day during the Observation Period or on any Observation Day, as applicable, subsequently declines to below the Index Barrier. In addition, once the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, your return on the notes at maturity may be less than the return you would have received at maturity if the Index Closing Level did not exceed the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, and the Index Ending Level was greater than the Index Starting Level (or Strike Level, if applicable). If the Index Closing Level does not exceed the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, and the Index Ending Level is greater than the Index Starting Level (or Strike Level, if applicable), your return on the notes would equal the Index Return multiplied by the Participation Rate, subject, if applicable, to the Return Barrier, which may yield a greater return on your investment than the Conditional Coupon. If specified in the relevant terms supplement, the Conditional Coupon may equal 0%. In this situation, if the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will receive no return on the notes at maturity.

     If the Index Closing Level exceeds the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, the return you receive at maturity based on the Conditional Coupon may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Index, any of the equity securities underlying the Index or contracts relating to the Index for which there is an active secondary market.

     The likelihood of the Index Closing Level exceeding the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, will depend in large part on the volatility of the Index — the frequency and magnitude of changes in the level of the Index.

The appreciation potential of the notes is limited to the Return Barrier, if applicable.

     For notes subject to a Return Barrier, if the Index Return is positive and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, the appreciation potential of the notes will be limited to the Return Barrier. The Return Barrier will be a percentage that we will determine on the Trade Date and that will be specified in the relevant terms supplement. Accordingly, if a Return Barrier is applicable, the appreciation potential of the notes will be limited to that Return Barrier even if the Index Return multiplied by the Participation Rate is greater than that Return Barrier.

If the notes are linked to an Index that is not a total return index, your return on the notes will not reflect dividends on the equity securities included in the Index.

     Your return on the notes will not reflect the return you would realize if you actually owned the equity securities included in the Index and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Index Ending Level. The Index Ending Level reflects the prices of the equity securities as calculated in the Index without taking into consideration the value of dividends paid on those equity securities.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The value of the Index Starting Level may be determined after the Settlement Date of the notes.

     If so specified in the relevant terms supplement, the Index Starting Level will be determined based on the arithmetic average of the Index Closing Levels on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the Settlement Date of the notes; as a result, the Index Starting Level may not be determined, and you may therefore not know the value of such Index Starting Level, until after the Settlement Date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the Settlement Date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Index Starting Level for the Index. If there are any increases in the Index Closing Levels on the Initial Averaging Dates that occur after the Settlement Date and such increases result in the Index Starting Level being greater than the Index Closing Level on the Settlement Date, this may establish higher levels that the Index must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The Index Ending Level may be less than the Index Closing Level at the maturity date of the notes or at other times during the term of the notes.

     Because the Index Ending Level is calculated based on the Index Closing Level on one or more Index Valuation Dates during the term of the notes, the level of the Index at the maturity date or at other times during the term of the notes, including dates near the Index Valuation Date(s), could be higher than the Index Ending Level. This difference could be particularly large if there is a significant increase in the level of the Index after the final Index Valuation Date, or if there is a significant decrease in the level of the Index around the time of the Index Valuation Date(s), or if there is significant volatility in the Index level during the term of the notes (especially on dates near the Index Valuation Date(s)). For example, when the Index Valuation Date for the notes is near the end of the term of the notes, then if the Index Closing Levels increase or remain relatively constant during the initial term of the notes and then decrease below the Index Starting Level (or Strike Level, if applicable), the Index Ending Level may be significantly less than if it were calculated on a date earlier than the Index Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index, the equity securities underlying the Index or contracts relating to the Index for which there is an active secondary market.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the Trade Date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  whether the Index Closing Level has exceeded the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable;

  the expected volatility in the Index;

  the time to maturity of the notes;

  the dividend rate on the equity securities underlying the Index;

  interest and yield rates in the market generally as well as in the markets of the equity securities composing the Index;

  economic, financial, political, regulatory or judicial events that affect the equity securities included in the Index or stock markets generally and which may affect the Index Closing Level on any Initial Averaging Date, if applicable, or any Index Valuation Date;

  for notes linked to a foreign Index, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities composing the Index are traded, and, if the Index is calculated in one currency and the equity securities composing the Index are traded in another currency or currencies, the correlation between those rates and the level of the Index; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings;

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Index Ending Level is at, below or not sufficiently above the Index Starting Level (or Strike Level, if applicable).

     You cannot predict the future performance of the Index based on its historical performance. The value of the Index may decrease such that you may not receive any return of your investment. For BOS, if the Index Return is negative and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will lose some or all of your investment at maturity. For BOSPP, if the Index Ending Level declines, as compared to the Index Starting Level (or Strike Level, if applicable) by more than the Principal Protection Percentage and the Index Closing Level is never above the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, you will lose some or all of your investment at maturity. There can be no assurance that the level of the Index will not decrease so that at maturity you will not lose some or all of your investment. In addition, there can be no assurance that the Index Closing Level will not exceed the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, in which case your return will be limited to the Contingent Coupon.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

You will have no shareholder rights in issuers of equity securities that compose the Index.

     As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities composing the Index would have.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the equity securities underlying the Index and other financial instruments related to the Index and its component securities on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index or its component securities. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the companies the equity securities of which are included in the Index. Any prospective purchaser of notes should undertake an independent investigation of each company the equity securities of which are included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of a note with respect to any matters whatsoever relating to our business with companies the equity securities of which are included in the Index or future price movements of the equity securities underlying the Index.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index or the equity securities that compose the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may hedge our obligations under the notes through certain affiliates or unaffiliated counterparties, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities composing a foreign Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the Index Closing Levels of that foreign Index, could affect the Index Closing Levels of that foreign Index and, accordingly, if the notes are linked to that foreign Index, the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a foreign Index, any prospective purchaser of notes should undertake an independent investigation of the currencies in which equity securities composing that foreign Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Index Starting Level, the Strike Level, if applicable, the Index Closing Level on each Initial Averaging Date, if applicable, and each Index Valuation Date, the Index Ending Level, the Index Return, the Index Barrier and the amount, if any, that we will pay you at maturity as well as whether the Index Closing Level has exceeded the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. In addition, the calculation agent will be responsible for determining whether a market disruption event or a discontinuation of the Index has occurred and whether there has been a material change in the method of calculating the Index. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Index Valuation Date, or the Index Closing Level on any trading day during the Observation Period or on any Observation Day, as applicable, or the Index Return or the Index Barrier and calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Initial Averaging Dates, if applicable, or the Index Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes – Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS could assert that a “deemed” taxable exchange has occurred on the first trading day of the Observation Period (or on the first Observation Day, if applicable) on which the Index Closing Level is above the Index Barrier (the “Barrier Event”), if any. If the IRS were successful in asserting that a taxable exchange has occurred, any gain on the deemed exchange would likely be capital gain. In this event, aspects of the tax treatment of the note after the Barrier Event would be uncertain. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. UBS-10-A-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to the Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

     The applicable Index Sponsor is responsible for calculating and maintaining the Index. The Index Sponsor can add, delete or substitute the equity securities included in the Index or make other methodological changes that could change the level of the Index. You should realize that the changing of equity securities included in the Index may affect the level of the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the applicable Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The applicable Index Sponsor has no obligation to consider your interests in calculating or revising the Index. See the relevant index description section below or any related index supplement for additional information.

We are currently one of the companies that make up the Dow Jones Industrial AverageSM, the S&P 500® Index and the S&P 500® Financials Index, but, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index.

     We are currently one of the companies that make up the Dow Jones Industrial AverageSM, the S&P 500® Index and the S&P 500® Financials Index, but, to our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the Dow Jones Industrial AverageSM, the S&P 500® Index, the S&P 500® Financials Index or your notes. None of the money you pay us will go to the Index Sponsor for the Dow Jones Industrial AverageSM, the S&P 500® Index and the S&P 500® Financials Index or any of the other issuers of the equity securities included in the Dow Jones Industrial AverageSM, the S&P 500®

Index or the S&P 500® Financials Index and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

Unless otherwise specified in any related index supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are included in the Index (other than the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index).

     To our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in the Index (other than the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index). As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the Index (other than the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index) or your notes. None of the money you pay us will go to the Index Sponsor for the Index or any of the issuers of the equity securities included in the Index (other than the Dow Jones Industrial AverageSM, the S&P 500® Index or the S&P 500® Financials Index) and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

For notes linked to the PHLX Housing SectorSM Index, the equity securities underlying the PHLX Housing SectorSM Index are concentrated in one industry.

     All of the equity securities underlying the PHLX Housing SectorSM Index are issued by companies whose primary lines of business are directly associated with the domestic housing construction industry. Because the value of the notes is linked to the performance of the PHLX Housing SectorSM Index, an investment in these notes will be concentrated in this industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

For notes linked to the PHLX Housing SectorSM Index, the housing construction industry is significantly affected by factors in general and local economic conditions and real estate markets as well as by weather conditions, natural disasters and geopolitical events, any of which could affect the ability of the companies whose stocks are included in the PHLX Housing SectorSM Index to conduct their businesses profitably.

     The housing construction industry is cyclical and has from time to time experienced significant difficulties. The prices of the equity securities included in the PHLX Housing SectorSM Index and, in turn, the level of the PHLX Housing SectorSM Index will be affected by a number of factors that may either offset or magnify each other, including:

  employment levels and job growth;

  the availability of financing for home buyers;

  interest rates;

  consumer confidence;

  housing demand;

  the availability of suitable undeveloped land;

  raw material and labor shortages and price fluctuations;

  federal, state and local laws and regulations concerning the development of land, housing construction, home sales, consumer financing and environmental protection;

  competition among companies which engage in the housing construction business; and

  the supply of homes and other housing alternatives.

     In addition, weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires can harm the housing construction business. Geopolitical events, such as the aftermath of the war with Iraq, and related market disruptions could also have a significant impact on the housing construction business.

     The factors described above could cause a change in the housing construction industry generally or regionally and could cause the value of the equity securities included in the PHLX Housing SectorSM Index and the level of the PHLX Housing SectorSM Index to decrease or remain flat during the term of the notes.

For notes linked to the PHLX Housing SectorSM Index, there is no direct correlation between the value of the notes or the level of the PHLX Housing SectorSM Index and residential housing prices.

     There is no direct linkage between the level of the PHLX Housing SectorSM Index and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the stocks composing the PHLX Housing SectorSM Index and consequently the Index Closing Level of the PHLX Housing SectorSM Index, the PHLX Housing SectorSM Index and the notes are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For notes linked to the Russell 2000® Index, an investment in the notes is subject to risks associated with small capitalization stocks.

     The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

For notes linked to the S&P 500® Financials Index, risks associated with the financial services industry will affect the value of the notes.

     All or substantially all of the equity securities which are included in the S&P 500® Financials Index are issued by companies whose primary line of business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. Because the value of the notes is linked to the performance of the S&P 500® Financials Index, an investment in these notes will be concentrated in the financial services sector. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers.

For notes linked to a foreign Index, if the prices of its component securities are not converted into U.S. dollars for purposes of calculating the value of the Index, the Index Return for the notes will not be adjusted for changes in exchange rates that might affect the Index.

     Because the prices of the equity securities comprising the Index are not converted into U.S. dollars for purposes of calculating the value of the Index and although the equity securities composing the Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Index, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return for the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

For notes linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, the notes will be subject to currency exchange risk.

     Because the prices of the equity securities composing the Index are converted into U.S. dollars for the purposes of calculating the value of the Index, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities composing the Index trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities composing the Index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the Index will be adversely affected and the payment at maturity of the notes may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The MSCI Indices — The MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index and the MSCI World IndexSM Are Subject to Currency Exchange Risk.”

For notes linked to a foreign Index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the Index, changes in the volatility of exchange rates, and the correlation between those rates and the levels of the Index are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing the Index and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing the Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index refers to the size and frequency of changes in that exchange rate.

     Because the Index is calculated, in part, by converting the closing prices of the equity securities composing the Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated and the level of the Index refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the Index are denominated and the percentage changes in the level of the Index could affect the value of the notes.

For notes linked to a foreign Index, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     The equity securities that compose a foreign Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked to a foreign Index composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the Index Closing Level. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Index based on their historical performance. The value of the Index may decrease such that you may not receive any return of your investment. There can be no assurance that the Index Closing Level will not decrease so that at maturity you will not lose some or all of your investment.

     If the notes are linked to an index not described in this product supplement, a separate index supplement or the relevant terms supplement may provide additional risk factors relating to such index.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may hedge our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, the equity securities underlying the Index, or instruments the value of which is derived from the Index or the equity securities underlying the Index. While we cannot predict an outcome, such hedging activities or other hedging or investment activities of ours could potentially increase the level of the Index as well as the Index Starting Level (or Strike Level, if applicable), and, therefore, effectively establish a higher level that the Index must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Index, the equity securities underlying the Index, or instruments the value of which is derived from the Index or the equity securities underlying the Index. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE DOW JONES EURO STOXX 50® INDEX

     We have derived all information contained in this product supplement regarding the Dow Jones EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the Dow Jones EURO STOXX 50® Index.

     The Dow Jones EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.” The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

     The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 18 Dow Jones EURO STOXX® Supersector indices, which represent the Eurozone portion of the Dow Jones STOXX 600® Supersector indices. The Dow Jones STOXX 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

     The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

     The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the Dow Jones EURO STOXX 50® Index adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index	x 1,000

     The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

     The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced
                         by company * (1 – withholding tax))
                         * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of
                         shares ) – (tender price * number of
                         tendered shares)) / (old number of
                         shares – number of tendered shares)

New number of shares = old number of shares –                                     number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held.
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                         C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *
                                        ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                               C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *
                                        ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase & Co. other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase & Co. or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

     STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE & CO. AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

     THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE DOW JONES INDUSTRIAL AVERAGESM

     We have derived all information contained in this product supplement regarding the Dow Jones Industrial AverageSM, including, without limitation, its make-up, are derived from publicly available information prepared by Dow Jones & Company, Inc. (“Dow Jones”). Such information reflects the policies of, and is subject to change by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones Industrial AverageSM is an index calculated, published and disseminated by Dow Jones. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial AverageSM.

     The Dow Jones Industrial AverageSM is reported by Bloomberg L.P. under the ticker symbol “INDU.”

     The Dow Jones Industrial AverageSM was introduced to the investing public by Charles Dow on May 26, 1896 and originally was comprised of only 12 stocks. It has since become one of the most well known and widely followed indicators of the U.S. stock market and is the oldest continuing stock market index in the world. The Dow Jones Industrial AverageSM is comprised of 30 common stocks chosen by the editors of The Wall Street Journal as representative of the broad market of U.S. industry. Many of the companies represented in the Dow Jones Industrial AverageSM are household names and leaders in their respective industries, and their stocks are widely held by both individual and institutional investors. Because the Dow Jones Industrial AverageSM is so well known and its performance is generally perceived to reflect that of the overall domestic equity market, it is often used as a benchmark for investments in equities, mutual funds, and other asset classes. The Dow Jones Industrial AverageSM accounts for approximately 23.8% of the total U.S. market, as measured by the Dow Jones Wilshire 5000 Index, as of December 13, 2005.

     The Dow Jones Industrial AverageSM is a price-weighted index rather than market capitalization-weighted index. In essence, the Dow Jones Industrial AverageSM consists of one share of each of the 30 stocks included in the Dow Jones Industrial AverageSM. Thus, the weightings of the components of the Dow Jones Industrial AverageSM are affected only by changes in their prices, while the weightings of stocks in other indices are affected by price changes and changes in shares outstanding. This distinction stems from the fact that, when initially created, the Dow Jones Industrial AverageSM was a simple average (hence the name), and was computed merely by adding up the prices of the stocks in the Dow Jones Industrial AverageSM and dividing that sum by the total number of stocks in the Dow Jones Industrial AverageSM. However, it eventually became clear that a method was needed to smooth out the effects of stock splits and composition changes to prevent these events from distorting the level of the Dow Jones Industrial AverageSM. Therefore, a divisor was created that has been periodically adjusted over time. This divisor, when divided into the sum of the prices of the stocks in the Dow Jones Industrial AverageSM, generates the number that is reported every day in newspapers, on television and radio, and over the internet. With the incorporation of the divisor, the Dow Jones Industrial AverageSM can no longer be considered an average.

     The editors of The Wall Street Journal, which is published by Dow Jones, select the components of the Dow Jones Industrial AverageSM. Periodically, the editors review and make changes to the composition of the Dow Jones Industrial AverageSM. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average. The inclusion of any particular company in the Dow Jones Industrial AverageSM does not constitute a prediction as to the company’s future results of operations or stock market performance. For the sake of continuity, composition changes are rare, and generally have occurred only after corporate acquisitions or other dramatic shifts in a company’s core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously.

License Agreement between Dow Jones and J.P. Morgan Securities Inc.

     Dow Jones and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones Industrial AverageSM, which is owned and published by Dow Jones, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones’s only relationship to JPMorgan Chase & Co. is in the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones Industrial AverageSM which is determined, composed and calculated by Dow Jones without regard to JPMorgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

     DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND JPMORGAN CHASE & CO.

THE FTSE™ 100 INDEX

     We have derived all information contained in this product supplement regarding the FTSE™ 100 Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by FTSE International Limited (“FTSE”). We make no representation or warranty as to the accuracy or completeness of such information. The FTSE™ 100 Index is an index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE™ 100 Index.

     The FTSE™ 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

     The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE™ 100 Index began in February 1984. The FTSE™ 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

     The FTSE™ 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE™ 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSE™ 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE™ 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE™ 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE™ 100 than will movements in share prices of companies with relatively smaller market capitalization.

     The 100 stocks included in the FTSE™ 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

     The FTSE™ 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE™ 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE™ 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

     The use of and reference to the FTSE™ 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSE™ 100 Index are owned by the FTSE, the publisher of the FTSE™ 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE™ 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the Ending Basket Level on the Basket Valuation Date.

     The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited (“FT”) and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE™ 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE™ 100 Index is compiled and calculated by FTSE. However, neither FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE™ 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

     “FTSE™,” “FT-SE™” and “Footsie™” are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE International Limited.

THE FTSE/XINHUA CHINA 25 INDEX

     We have derived all information contained in this product supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”). We make no representation or warranty as to the accuracy or completeness of such information. FTSE/Xinhua China 25 Index is calculated, maintained and published by FXI. FXI has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

     The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

     The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”). “H” shares are notes of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

Computation of the Index

     The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

     where p is the latest trade price of the component security n, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

     The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the
FTSE/Xinhua China 25 Index,
unless free float is also
greater than 5% and the full
market capitalization is
greater than US$2.5 billion
(or local currency equivalent),
in which case actual free
float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

     These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

     Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

     Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

     New Issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

     The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

     Trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”) is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the HKSE, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by NYSE Amex US LLC (the “NYSE Amex”) in the United States shortly before the opening of trading on the NYSE Amex in New York on the same calendar day.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

License Agreement with FTSE/Xinhua Index Limited

     The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the “London Stock Exchange”) or by The Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

     The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

     All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. JPMorgan Chase & Co. has obtained full license from FXI to use such copyright in the creation of the notes.

     “FTSE™” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “FTSE/Xinhua” is a trade mark of FTSE International Limited. “Xinhua” are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

THE HANG SENG® INDEX

     We have derived all information contained in this product supplement regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, HSI Services Limited (“HSI”), a wholly owned subsidiary of Hang Seng Bank. We make no representation or warranty as to the accuracy or completeness of such information. The Hang Seng® Index is calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.

     The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

     The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index of The Stock Exchange of Hong Kong Ltd. (“HKSE”) and purports to be an indicator of the performance of the Hong Kong stock market.

Index Composition

     Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng® Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on HKSE.

     To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Index directly reflecting that of the market; and (3) the financial performance of the companies.

     A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index if it has been suspended from trading for one month. Such a constituent may be retained in the Hang Seng® Index only in exceptional circumstances if it is believed that it is highly likely that the constituent will resume trading in the near future.

Hang Seng® Index Calculation

     From September 11, 2006, and phased in over a period of 12 months to September 2007, the calculation methodology of the Hang Seng® Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng® Index and is updated half-yearly.

     A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

The Stock Exchange of Hong Kong Ltd.

     Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time, or 11:30 p.m. or 2:55 a.m., Eastern Standard Time.

     The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual equity securities which compose the Index which may, in turn, adversely affect the value of the notes.

Licensing Agreement with HSI Services Limited

     We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng® Index, which is owned and published by HSI, in connection with certain securities, including the notes.

     The Hang Seng® Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng® Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng® Index by JP Morgan Chase & Co., in connection with the notes (the “Product”), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng® Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE & CO. IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SANG® INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SEND DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

THE KOREA STOCK PRICE INDEX 200

     We have derived all information contained in this product supplement regarding the Korea Stock Price Index 200 (the “KOSPI 200”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. We make no representation or warranty as to the accuracy or completeness of such information. The KOSPI 200 is calculated, maintained and published by KRX. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

     The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

     All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

  stocks with administrative issues;

  stocks with liquidation issues;

  stocks issued by securities investment companies;

  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  stocks belonging to the industry groups other than those industry groups listed below;

  a constituent stock merged into a non-constituent stock;

  a company established as a result of a merger between two constituent stocks; and

  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

     The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

     The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

     The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

     Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

     The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

     If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

     Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

     The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

     The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

  Delisting: the trading day following the delisting date;

  Designation as administrative issue: the designation date;

  Merger: the day of trading halt; and

  It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

     When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

     The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

     Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

     On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

     The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

     The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

     The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of the Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to

JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. or the notes. KRX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

     KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI INDICES

     We have derived all information contained in this product supplement regarding the MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI Singapore Index, the MSCI Taiwan Index and the MSCI World IndexSM (together, “the MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the indices included in the MSCI Global Index Series) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

The MSCI Brazil Index

     The MSCI Brazil Index is a free float-adjusted market capitalization index of securities listed on the Bolsa de Valores de Sao Paulo. The MSCI Brazil Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

The MSCI EAFE® Index

     The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of July 17, 2009, the MSCI EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI Singapore Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

     The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of July 17, 2009, the MSCI Emerging Markets Index consisted of the following 22 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

The MSCI Singapore Index

     The MSCI Singapore Index is a free float-adjusted market capitalization index of securities listed on the Singapore Stock Exchange. The MSCI Singapore Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Singapore Index is reported by Bloomberg L.P. under the ticker symbol “SGY.”

The MSCI Taiwan Index

     The MSCI Taiwan Index is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Taiwan Index is reported by Bloomberg L.P. under the ticker symbol “TWY.”

The MSCI World IndexSM

     The MSCI World IndexSM is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed equity markets. The MSCI World IndexSM is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of July 17, 2009, the MSCI World IndexSM consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States. The MSCI World IndexSM is reported by Bloomberg L.P. under the index symbol “MXWO.”

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

     Defining the Equity Universe

     (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

     (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developing Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region. Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Indices

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

  Updating the indices on the basis of a fully refreshed Equity Universe.

  Taking buffer rules into consideration for migration of securities across size and style segments.

  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

  Reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

     Price Index Level

     The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Where:

  PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

  IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

  IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

  PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

  IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

     Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

     Security Price Index Level

Where:

  SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

  SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

  SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

  Index Market Capitalization

IndexAdjustedMarketCapUSDt =

IndexAdjustedMarketCapForLocalt =

IndexInitialMarketCapUSDt =

Where:

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

  FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

     Mergers and Acquisitions

     As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

     Tender Offers

     In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

     In certain cases, securities may be deleted earlier than the last offer day. For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

     If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

     Late Announcements of Completion of Mergers and Acquisitions

     When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

     Conversions of Share Classes

     Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

     Spin-Offs

     On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

     In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

     When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

     Corporate Actions

     Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

     If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

     Share Placements and Offerings

     Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

     Debt-to-Equity Swaps

     In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

     Suspensions and Bankruptcies

     MSCI will remove from the MSCI Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

The MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index and the MSCI World IndexSM Are Subject to Currency Exchange Risk

     Because the closing prices of the component securities of the MSCI Brazil Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index and the MSCI World IndexSM are converted into U.S. dollars for purposes of calculating the value of the respective MSCI Indices, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities of the applicable MSCI Indices trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the applicable MSCI Indices denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component Securities trade will result in an increase in the value of the applicable MSCI Indices. Conversely, if the U.S. dollar strengthens against such currencies, the values of the applicable MSCI Indices will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the applicable MSCI Indices, and any negative currency impact on such MSCI Indices may significantly decrease the value of the notes. The return on an index composed of the component securities of the applicable MSCI Indices where the closing price is not converted into U.S. dollars can be significantly different from the return on such MSCI Indices which is converted into U.S. dollars.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities, including the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING

ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

     We have derived all information contained in this product supplement regarding the NASDAQ-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. (“Nasdaq”). We make no representation or warranty as to the accuracy or completeness of such information. The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by The NASDAQ OMX GROUP, Inc. (“NASDAQ OMX”). Neither Nasdaq nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index®.

General

     The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on The Nasdaq Global Market tier of The NASDAQ Stock Market. The NASDAQ-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services. The NASDAQ-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

     The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ-100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

     At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

     Initial Eligibility Criteria

     To be eligible for initial inclusion in the NASDAQ-100 Index®, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares;

  if the security is of a foreign issuer (a foreign issuer is determined based on its country of organization), it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

  only one class of security per issuer is allowed;

  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

  the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

  if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

     Continued Eligibility Criteria

     In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  the security must be of a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

  if the security is of a foreign issuer, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

  the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

     These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

     The NASDAQ-100 Index® securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index®-eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index®. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization. The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

     Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year, a NASDAQ-100 Index® security is determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index®, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® eligibility criteria listed above.

Index Maintenance

     In addition to the Ranking Review, the securities in the NASDAQ-100 Index® are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change will be made to the NASDAQ-100 Index® as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities. Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index®, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® which might otherwise be caused by any of those changes. All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

     The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

     This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index®.

     If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index®.

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

     Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the Tuesday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index®.

     Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

     We have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the notes.

     The license agreement between Nasdaq and us provides that the following language must be stated in this product supplement:

     The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. (or its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, NASDAQ-100® and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

     THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

     We have derived all information contained in this product supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

     The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries.

     All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.656 as of July 17, 2009 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei 225” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index. Nikkei Digital Media, Inc., a wholly-owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     The notes are not in any way sponsored, endorsed or promoted by the Nikkei 225 Index Sponsor. The Nikkei 225 Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei 225 Index or the figure as which the Nikkei 225 Index stands at any particular day or otherwise. The Nikkei 225 Index is compiled and calculated solely by the Nikkei 225 Index Sponsor. However, the Nikkei 225 Index Sponsor shall not be liable to any person for any error in the Nikkei 225 Index and the Nikkei 225 Index Sponsor shall not be under any obligation to advise any person, including a purchase or vendor of the notes, of any error therein.

     In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE PHLX HOUSING SECTORSM INDEX

     We have derived all information contained in this product supplement regarding the PHLX Housing Sector IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nasdaq OMX PHLX (“PHLX”). We make no representation or warranty as to the accuracy or completeness of such information. The PHLX Housing Sector IndexSM was developed by PHLX and is calculated, maintained and published by The NASDAQ OMX GROUP, Inc. (“NASDAQ OMX”). Neither PHLX nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the PHLX Housing Sector IndexSM.

     The PHLX Housing Sector IndexSM is reported by Bloomberg L.P. under the ticker symbol “HGX.”

     The PHLX Housing Sector IndexSM is designed to track the performance of a set of companies whose primary lines of business are directly associated with the U.S. housing construction market (the “PHLX Housing Component Stocks”). Currently, the PHLX Housing Sector IndexSM composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.

Index Calculation

     The PHLX Housing Sector IndexSM is a modified market capitalization-weighted index. The value of the PHLX Housing Sector IndexSM equals the aggregate value of the index share weights of each of the PHLX Housing Component Stocks multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Housing Sector IndexSM. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes. If trading in a PHLX Housing Component Stock on its primary listing market is halted while the market is open, the most recent last sale price for that PHLX Housing Component Stock is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a PHLX Housing Component Stock is halted on its primary listing market before the market is open. The PHLX Housing Sector IndexSM began on January 2, 2002 at a base value of 250.00.

     The formula for calculating the index value of the PHLX Housing Sector IndexSM is as follows:

Aggregate Adjusted Market Value/Divisor

     The divisor is determined as follows:

(Market Value after Adjustments/Market Value before Adjustments)
X Divisor before Adjustments

     The PHLX Housing Sector IndexSM is ordinarily calculated without regard to cash dividends on PHLX Housing Component Stocks.

     The PHLX Housing Sector IndexSM is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing value of the PHLX Housing Sector IndexSM may change up until 17:15:00 ET due to corrections to the last sale price of the PHLX Housing Component Stocks.

Eligibility

     Eligibility for inclusion in the PHLX Housing Sector IndexSM is limited to specific security types only. The security types eligible for the PHLX Housing Sector IndexSM include foreign or domestic common stocks, ordinary shares, American Depositary Receipts (“ADRs”), shares of beneficial interest or limited partnership interests, and tracking stocks. Security types not included in the Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

     For the purposes of the index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Initial Security Eligibility Criteria

     To be included in the PHLX Housing Sector IndexSM, a security must meet the following criteria:

  a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Alternext US;

  the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is associated with the U.S. housing construction market;

  only one class of security per issuer is allowed;

  the security must have a market capitalization of at least $100 million;

  the security must have traded at least 1.5 million shares in each of the last six months;

  the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Index eligible;

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

  the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the spin-off will be considered.

Component Replacement Criteria

     In the event that a security no longer meets the Continued Security Eligibility Criteria, it will be replaced with a security that meets all of the Initial Security Eligibility Criteria and additional criteria that follows. Securities eligible for inclusion will be ranked in descending order by market value, current price and greatest percentage price change over the previous six months. The security with the highest overall ranking will be added to the PHLX Housing Sector IndexSM, provided that the PHLX Housing Sector IndexSM then meets the following criteria:

  no single PHLX Housing Component Stock is greater than 20% of the weight of the PHLX Housing Sector IndexSM and the top 5 PHLX Housing Component Stocks are not greater than 55% of the weight of the PHLX Housing Sector IndexSM;

  no more than 15% of the weight of the PHLX Housing Sector IndexSM is composed of non-U.S. component securities that are not subject to comprehensive surveillance agreements;

     If multiple securities have the same rank, the security with the largest market capitalization will rank higher. In the event that the highest-ranking security does not permit the PHLX Housing Sector IndexSM to meet the above criteria, the next highest-ranking security will be selected and the index criteria will again be applied to determine eligibility. The process will continue until a qualifying replacement security is selected.

Continued Security Eligibility Criteria

     To be eligible for continued inclusion in the PHLX Housing Sector IndexSM, a PHLX Housing Component Stock must meet the following criteria:

  the security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Alternext US;

  the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the U.S. housing sector (PHLX Housing Component Stocks as of October 31, 2008 will be grandfathered for index classification purposes unless there is a material changes in its business line);

  the security must have a market capitalization of at least $60 million;

  the security may not be issued by an issuer currently in bankruptcy proceedings; and

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Continued Index Eligibility Criteria

     In addition to the security eligibility criteria, the PHLX Housing Sector IndexSM as a whole must meet the following criteria on a continual basis unless otherwise noted:

  no single PHLX Housing Component Stock is greater than 25% of the weight of the PHLX Housing Sector IndexSM and the top 5 PHLX Housing Component Stocks are not greater than 60% of the weight of the PHLX Housing Sector IndexSM (measured semiannually the first trading day in January and July);

  no more than 18% of the weight of the PHLX Housing Sector IndexSM is composed of non-U.S. PHLX Housing Component Stocks that are not subject to comprehensive surveillance agreements;

  the total number of PHLX Housing Component Stocks has not increased or decreased by 33 1/3% of the PHLX Housing Sector IndexSM and in no event will be less than nine;

  PHLX Housing Component Stocks representing at least 95% of the weight of the PHLX Housing Sector IndexSM have a market capitalization of $75 million;

  PHLX Housing Component Stocks representing at least 92% of the weight of the PHLX Housing Sector IndexSM and at least 82% of the total number of PHLX Housing Component Stocks meet the security options eligibility rules;

  PHLX Housing Component Stocks must have trading volume of at least 600,000 shares for each of the last 6 months except that for each of the lowest weighted PHLX Housing Component Stocks that in the aggregate account for no more than 5% of the weight of the PHLX Housing Sector IndexSM, trading volume must be at least 500,000 shares for each of the last six months; and

  the lesser of the 5 highest weighted PHLX Housing Component Stocks or the highest weighted PHLX Housing Component Stocks that in the aggregate represent at least 30% of the total number of PHLX Housing Component Stocks each have had an average monthly trading volume of at least 1,250,000 shares over the past 6 months.

     In the event the PHLX Housing Sector IndexSM does not meet the criteria, the index composition will be adjusted to ensure that the PHLX Housing Sector IndexSM meets the criteria. PHLX Housing Component Stocks that contribute to the PHLX Housing Sector IndexSM not meeting the eligibility criteria may be removed. PHLX Housing Component Stocks may be added and/or replaced according to the component replacement rules to ensure compliance with the Continued Index Eligibility Criteria.

Index Maintenance

     Changes in the price of the PHLX Housing Component Stocks and/or index share weights driven by corporate events such as stock dividends, splits, and certain spin-offs will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 5.0%, the change will be made as soon as practicable, normally within ten days of such action. Otherwise, if the change in total shares outstanding is less than 5%, then all such changes are accumulated and made effective on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The index share weights are derived from the security’s total shares outstanding. The index share weights are adjusted by the same percentage amount by which the total shares outstanding have changed.

     In the case of a special cash dividend, NASDAQ OMX will determine on an individual basis whether to make a change to the price of a PHLX Housing Component Stock in accordance with its index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date and advance notification will be made.

     Ordinarily, whenever there is a change in the index share weights, a change in a PHLX Housing Component Stock or a change to the price of a PHLX Housing Component Stock due to spin-off, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Housing Sector IndexSM, which might otherwise be caused by any such change. All changes are announced in advance and will be reflected in the PHLX Housing Sector IndexSM prior to market open on the effective date.

Index Rebalancing

     The PHLX Housing Sector IndexSM employs a modified market capitalization-weighting methodology. At each quarter, the PHLX Housing Sector IndexSM is rebalanced such that the maximum weight of any PHLX Housing Component Stock will not exceed 15% and no more than 2 securities will be at the cap. Any security then in excess of 8% will be capped at 8%. The aggregate amount by which all securities over 15% and 8% is reduced will be redistributed proportionally across the remaining PHLX Housing Component Stocks. After redistribution, if any other PHLX Housing Component Stock then exceeds 8%, the PHLX Housing Component Stock is set to 8% of the PHLX Housing Sector IndexSM and the redistribution is repeated to derive the final weights.

     The modified market capitalization-weighted methodology is applied to the capitalization of each PHLX Housing Component Stock, using the last sale price of the security at the close of trading on the first Friday in March, June, September, and December and after applying quarterly changes to the total shares outstanding. The index share weights are then calculated multiplying the weight of the security by the new market value of the PHLX Housing Sector IndexSM and dividing the modified market capitalization for each PHLX Housing Component Stock by its corresponding last sale price. The changes become effective after trading on the third Friday in March, June, September, and December.

     In administering the PHLX Housing Sector IndexSM, NASDAQ OMX will exercise reasonable discretion as it deems appropriate.

     None of JPMorgan Chase & Co., the calculation agent and JPMSI accepts any responsibility for the calculation, maintenance or publication of the PHLX Housing Sector IndexSM or any successor index thereto.

License Agreement

     Our affiliate, JPMorgan Chase Bank, N.A., has entered into a non-exclusive license agreement with NASDAQ OMX providing for the license to us, in exchange for a fee, of the right to use the PHLX Housing Sector IndexSM in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. (or its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the PHLX Housing Sector IndexSM to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, OMX®, PHLX® and PHLX Housing Sector IndexSM registered trademarks, and certain trade names of the Corporations and the use of the PHLX Housing Sector IndexSM which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the PHLX Housing Sector IndexSM. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

     The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the PHLX Housing Sector IndexSM or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the notes, or any other person or entity from the use of the PHLX Housing Sector IndexSM or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the PHLX Housing Sector IndexSM or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

     Nasdaq®, OMX®, PHLX® and PHLX Housing Sector IndexSM, are registered trademarks of The NASDAQ OMX Group, Inc. and are licensed for use by JPMorgan Chase & Co. The notes have not been passed on by the Corporations as to their legality or suitability. The notes are not issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the notes.

THE RUSSELL 2000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”) We make no representation or warranty as to the accuracy or completeness of such information. The Russell 2000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. Russell has no obligation to publish, and may discontinue the publication of, the Russell 2000® Index.

     The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

     The Russell 2000® Index measures the capitalization-weighted price performance of the small-cap stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”) and is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index.

     Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-index of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on the last trading day of May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Companies incorporated in the following countries/regions are also reviewed for eligibility: Anguilla, Antigua and Barbuda, Bahamas, Barbados Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama and Turks and Caicos Islands. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index. Companies incorporated in these regions are specifically considered eligible for the Russell 2000® Index only if the company meets one of the following criteria: (i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index.

     The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights; and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies or BDCs are eligible), blank check companies, special purpose acquisition companies (SPACs) and limited partnerships. The exclusion of blank check companies and SPACs became effective with the first quarter of 2008, but existing members are grandfathered until the 2008 annual reconstitution. In addition, Berkshire Hathaway is excluded as a special exception.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 (on their primary exchange) on the last trading day of May of each year to be eligible for inclusion in the Russell 2000® Index. In order to reduce unnecessary turnover, if an existing Russell 2000 Component Stock’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Nonetheless, a Russell 2000 Component Stock’s close price (on its primary exchange) on the last trading day in May will be used to calculate market capitalization and index membership. Quarterly IPO additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

     Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Companies with only a small portion of their shares available in the marketplace are also not eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Large capitalization companies with 1% or less float, and small capitalization companies with 5% or less, will be removed from eligibility.

     The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day of May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings. Other sources are used in cases of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares – corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

  Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

  Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index; and

  Government Holdings:

    Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

    Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

    Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

     Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

  “No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions – When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if the corporate action is considered to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if the corporate action is considered to be final after 2:00 p.m.
  Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions – The only additions between reconstitution dates are as a result of spin- offs, reincorporations and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index. A member of the Russell Global Index that is reincorporating to the United States or one of the eligible countries/regions described above will be added to the Russell 3000E™ Index when the reincorporation is final.

  Merger and Acquisition – When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger – If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action – The acquired company is deleted after the action is final.

  De-listed Stocks – When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation – For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations, deleted entities will be removed either after the close of the current day using the last traded price, if the re-incorporation achieves final status prior to 2:00 p.m. Eastern Standard Time, or after the close of the following day at the last traded price, if the re- incorporation achieves final status after 2:00 p.m. Eastern Standard Time.

     Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Russell or any successor thereto or index owner and neither Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 2000® Index,” “Russell 3000E™ Index” and “Russell 3000® Index” are trademarks of Russell and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Russell and Russell makes no representation regarding the advisability of entering into this transaction.

     RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P®/ASX 200 INDEX

     We have derived all information contained in this product supplement regarding the S&P®/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Standard & Poor’s, a division of the McGraw Hill Companies, Inc (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P®/ASX 200 Index was developed by S&P in partnership with the Australian Stock Exchange (“ASX”) and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P®/ASX 200 Index.

     The S&P®/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Index Composition and Maintenance

     The S&P®/ASX 200 Index is a free-float adjusted market capitalization index that measures the performance of the 200 largest index-eligible stocks listed on the ASX by free float adjusted market capitalizations. The S&P®/ASX 200 Index consists of the securities included in the S&P®/ASX 100 Index plus an additional 100 securities. The S&P®/ASX 100 Index represents the large cap and mid cap universe of the Australia equity market. As of December 31, 2008, the S&P®/ASX 200 Index represented approximately 78% of the Australian equity market capitalization.

     The component securities of the S&P®/ASX 200 Index are drawn from the universe of ordinary and preferred equity stocks listed on the ASX. Both Australian domiciled and foreign domiciled companies are eligible for inclusion. All common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P®/ASX 200 Index. Hybrid stocks such as convertible stock, bonds, warrants, and preferred stock that provide a guaranteed fixed return are not eligible. Listed Investment Companies (LICs) that invest in a portfolio of securities are not eligible for index inclusion. Companies that are currently under consideration for merger or acquisition are not eligible for inclusion.

     The S&P®/ASX 200 Index only include securities that are considered to be institutionally investable, and market capitalization is a key criterion for stock selection. Stocks are included if they are large enough to meet the minimum ranking requirements for the representative indices within the Australian market. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the Investable Weight Factor (“IWF”) are the relevant variables for the calculation. The IWF represents the float-adjusted portion of a stock’s equity capital. Therefore any strategic holdings that are classified as either corporate, private or government holdings reduce the IWF which, in turn, results in a reduction in the float-adjusted market capital. Shares owned by founders, directors of the company, trusts, venture capitalists and other companies are also excluded. These are also deemed strategic holders, and are considered long-term holders of a stock’s equity. Any strategic shareholdings that are greater than 5% of total issued shares are excluded from the relevant float.

     Only stocks that are regularly traded are eligible for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Relative Liquidity =	Stock Median Liquidity Market Liquidity

where “Stock Median Liquidity” is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months and “Market Liquidity” is determined using the market capitalization weighted average of the stock median liquidities of the 500 constituents in the All Ordinaries Index.

     Rebalancing of the S&P®/ASX 200 Index occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and Investable Weight Factors (IWFs) updates are also applied regularly. The S&P®/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect on the third Friday of March, June, September and December. Each index constituent’s float adjustment is reviewed as part of the March quarterly review.

     Eligible stocks are considered for index inclusion based on their rank relative to the stated quota of securities for the S&P®/ASX 200 Index (which is 200). In order to limit the level of index turnover, eligible securities will only be considered for index inclusion once another stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to the S&P®/ASX 200 Index. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

     Maintaining the S&P®/ASX 200 Index includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P®/ASX 200 Index. Other corporate actions, such as share issuances, change the market value of the S&P®/ASX 200 Index and require an index divisor adjustment to prevent the value of the S&P®/ASX 200 Index from changing. Adjusting the index divisor for a change in market value leaves the value of the S&P®/ASX 200 Index unaffected by the corporate action. This helps keep the value of the S&P®/ASX 200 Index accurate as a barometer of stock market performance, and ensures that the movement of the S&P®/ASX 200 Index does not reflect the corporate actions of the companies in it. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P®/ASX 200 Index.

     The S&P®/ASX 200 Index is maintained by the S&P/ASX Index Committee, consisting of three S&P economists and index analysts and two ASX representatives.

Index Calculation

     The S&P®/ASX 200 Index is calculated using a base-weighted aggregate methodology, such that the level of the S&P®/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time. On any given day, the index value is the quotient of the total available market capitalization of the S&P®/ASX 200 Index’s constituents and its divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the S&P®/ASX 200 Index, rights issues, share buybacks and issuances, spin-offs, and adjustments in availability.

     The S&P®/ASX 200 Index has a base value of 3,000. Calculation for the S&P® /ASX 200 Index is based on stock prices taken from ASX and the index values are updated every 30 seconds as constituent prices change throughout the day. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P®/ASX 200 Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P®/ASX 200 Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P®/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P®/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P®/ASX 200” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND “ASX” IS A TRADEMARK OF ASX OPERATIONS PTY LIMITED AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P 500® INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80. ) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares	Any combination of secondary issuance, share repurchase or	Yes
outstanding	buy back – share counts revised to reflect change.

Stock split	Share count revised to reflect new count. Divisor adjustment	No
is not required since the share count and price changes
are offsetting.

Spin-off	If spun-off company is not being added to the index, the	Yes
divisor adjustment reflects the decline in index market value
(i.e., the value of the spun-off unit).

Spin-off	Spun-off company added to the index, another company	Yes
removed to keep number of names fixed. Divisor adjustment
reflects deletion.

Change in IWF due to a	Increasing (decreasing) the IWF increases (decreases) the	Yes
corporate action or a	total market value of the index. The divisor change reflects
purchase or sale by an	the change in market value caused by the change to an IWF.
inside holder.

Special dividend	When a company pays a special dividend the share price is	Yes
assumed to drop by the amount of the dividend; the divisor
adjustment reflects this drop in index market value.

Rights offering	Each shareholder receives the right to buy a proportional	Yes
number of additional shares at a set (often discounted) price.
The calculation assumes that the offering is fully subscribed.
Divisor adjustment reflects increase in market cap measured
as the shares issued multiplied by the price paid.

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	= Pre-Event Index Value

New Divisor =	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index

Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P” AND “S&P 500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE S&P 500® FINANCIALS INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Financials Index and the index from which it is derived, the S&P 500® Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, S&P. We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Financials Index and the S&P 500® Index were developed by S&P and are calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Financials Index.

     The S&P 500® Financials Index is reported by Bloomberg L.P. under the ticker symbol “S5FINL.”

The S&P 500® Financials Index

     The S&P 500® Financials Index is a capitalization-weighted index that represents the financial sector of the companies the equity securities of which are included in the S&P 500® Index. The S&P 500® Financials Index is intended to provide an indication of the pattern of the movements of the equity securities of companies that are components of the S&P 500® Index and are involved in the development or production of financial products. As of July 14, 2009, the S&P 500® Financials Index is composed of the equity securities of 80 companies that are included in the S&P 500® Index. The companies the equity securities of which are included in the S&P 500® Financials Index are selected on the basis of the Global Industry Classification Standard, or the GICS®, a global standard developed jointly by the S&P and MSCI Inc. to categorize companies by their business. The companies the equity securities of which are included in the S&P 500® Financials Index represent the following sub-sectors of the U.S. financial services sector: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including real estate investment trusts. The S&P 500® Financials Index is calculated and maintained using the same index methodology as the S&P 500® Index.

The S&P 500® Index

     For additional information about the S&P 500® Index, see “The S&P 500® Index.”

License Agreement with S&P

     S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Financials Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P 500® Financials Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the S&P 500® Financials Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER

PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     “STANDARD & POOR’S,” “S&P,” “S&P 500” AND “S&P 500 FINANCIALS” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

THE SWISS MARKET INDEX®

     We have derived all information contained in this product supplement regarding the Swiss Market Index® (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, SWX Swiss Exchange. We make no representation or warranty as to the accuracy or completeness of such information. The Swiss Market Index SMI® is calculated, maintained and published by the SWX Swiss Exchange. The SWX Swiss Exchange has no obligation to continue to publish, and may discontinue publication of, the SMI®.

     The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

SMI® Composition and Maintenance

     The SMI® is a free-float adjusted market capitalization index that contains approximately 85% of the entire free float market capitalization of the Swiss equity market. The SMI® is made up 20 largest and most liquid stocks from the Swiss Performance Index® (“SPI®”). The SPI® is a free-float adjusted market capitalization index that measures the performance of SWX Swiss Exchange-traded equity securities of companies domiciled in Switzerland or Liechtenstein. As of July 15, 2009, the SMI® was composed of 20 stocks. As a price index, the SMI® is not adjusted for dividends.

     The stocks eligible for inclusion in the SMI® are stocks included the SPI®, all of which must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is removed from the SPI®. Stocks which are not included in the SPI® on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months. Eligible stocks are then ranked annually based on their weighted market share (average free-float capitalization x 50% + turnover rate x 50%) for the period from July 1 through June 30 of the next year. A stock is admitted to the SMI® if it ranks 18 or better in the annual ranking. A stock ranked 19 or 20 in the annual ranking is admitted only if a stock then included in the SMI® is to be deleted due to the exclusion criteria described below and no stock that either meets the admission criteria directly (position 18 or higher) or is rated higher has moved up in its place. A stock is excluded from the SMI® if it ranks 23 or lower in the annual rankings. A stock ranked 21 or 22 in the annual ranking is excluded only if a stock then included in the SMI® is to be deleted due to the exclusion criteria described below and no stock that either meets the exclusion criteria directly (position 23 or lower) or is rated lower has been excluded in its place. Composition changes to the SMI® are made annually on the third Friday of each September.

     The SMI® was introduced on June 30, 1988 at a baseline value of 1,500. The SMI® is calculated in real time and is recalculated every time a new transaction involving a stock in the Swiss Market Index SMI® occurs.

Calculation of the Swiss Market Index SMI®

     The SMI® is calculated according to the “Laspeyres formula” using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the free-float adjusted market capitalizations of the securities contained in the SMI® by the divisor. The free-float adjusted market capitalization of a security is equal to the product of the closing price, market capitalization and free float factor for such security. The free-float factor is a number that is intended to exclude any securityholding of more than 5% by the same securityholder from the market capitalization of a security used to calculate the SMI®. The divisor is a number that is adjusted to maintain the continuity of the SMI® values despite changes due to corporate actions. The divisor is reviewed semiannually for adjustments on the third Friday of each March and September. The divisor may be adjusted more frequently in certain circumstances.

SWX Swiss Exchange

     The SWX Swiss Exchange, the sponsor of the SMI®, organizes, operates and regulates key aspects of Switzerland’s capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission.

     The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

     In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures are taken.

License Agreement with SWX Swiss Exchange

     We have entered into a non-exclusive license agreement with the SWX Swiss Exchange providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the SMI®, which is owned and published by the SWX Swiss Exchange, in connection with certain securities, including the notes.

     These securities are not in any way sponsored, endorsed, sold or promoted by the SWX Swiss Exchange and the SWX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated solely by the SWX Swiss Exchange. However, the SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the Index and the SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

     SMI® is a registered trademark of the SWX Swiss Exchange.

OTHER INDICES

     If the notes are linked to an index not described in this product supplement or to an index described in this product supplement that changed its methodology in any material respect, a separate index supplement or the relevant terms supplement will provide additional information relating to such index.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P.Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Index Starting Level, the Strike Level, if applicable, the Index Closing Level on each Initial Averaging Date, if applicable, and each Index Valuation Date, the Index Ending Level, the Index Return, the Index Barrier and the payment at maturity, if any, on the notes, as well as whether the Index Closing Level has exceeded the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index, whether the Index Closing Level has exceeded the Index Barrier on any trading day during the Observation Period or on any Observation Day, as applicable, and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Index Starting Level, the Strike Level, if applicable, the Index Ending Level, the Index Return, the Index Barrier or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $10 principal amount note at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the Index Closing Level on any Initial Averaging Date, if applicable, or any Index Valuation Date and, consequently, the Index Return, the Index Barrier, or the Index Closing Level on any trading day during the Observation Period or on any Observation Day, as applicable, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to the Index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index)

  for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

     in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) exists at any time, if trading in a security included in the Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or the relevant successor index) will be based on a comparison of:

  the portion of the level of the Index (or the relevant successor index) attributable to that security relative to the overall level of the Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on the Index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to the Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or such successor index, as applicable.

Discontinuation of the Index; Alteration of Method of Calculation

     If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on any relevant Initial Averaging Date, if applicable, Index Valuation Date, any trading day during the Observation Period or on any Observation Day, as applicable, or other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for the successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor discontinues publication of the Index prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Index Valuation Date, any trading day during the Observation Period or on any Observation Day, as applicable, or any other relevant date on which the Index Closing Level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Index Valuation Date, such trading day during the Observation Period or on such Observation Day, as applicable, or other relevant date, then the calculation agent will determine the Index Closing Level for such Initial Averaging Date, Index Valuation Date or other relevant date on such date. The Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index Closing Level with reference to the Index or such successor index, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the calculation agent will adjust its calculation of the Index or such successor index in order to arrive at a level of the Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waviers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $10 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Index Valuation Date. If the notes have more than one Index Valuation Date, then, for each Index Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation Dates in excess of one) will be the corresponding Index Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of the U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions.” While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes will be treated for U.S. federal income tax purposes as “open transactions” with respect to the Index and not as debt instruments, unless otherwise indicated.

     In general, we will not attempt to ascertain whether any of the issuers of the component stocks of the Index would be treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code (“FIRPTA”). If any of the issuers of the component stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale or exchange of a note (including redemption at maturity). You should refer to information filed with the SEC or another governmental authority by the issuers of the component stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the component stocks is or becomes a PFIC or USRPHC, as applicable. Depending on the nature of the Index in a particular offering, the relevant terms supplement may include further disclosure regarding these issues.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale, exchange, redemption or “deemed exchange” as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

     The IRS could assert that a “deemed” taxable exchange has occurred on the date on which a Barrier Event occurs, if any. If the IRS were successful in asserting that a taxable exchange has occurred, any gain on the deemed exchange would likely be capital gain. In this event, aspects of the tax treatment of the note following the Barrier Event would be uncertain. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of a Barrier Event.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity) and any gain recognized upon a sale or exchange of your notes (including redemption at maturity) would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a nonresident alien fiduciary of a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, such as the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of up to 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI,”) UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI and UBS, the “Agents,”) each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     To the extent the total aggregate principal amount of notes offered pursuant to a terms supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. UBS-10-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. UBS-10-A-I, any related index supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the Settlement Date for the notes will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. UBS-10-A-I, nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. UBS-10-A-I nor any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. UBS-10-A-I, any related index supplement, accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.	Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.	Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.	Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.	Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.	Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.	Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.	Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.	Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.	Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. UBS-10-A-I nor any related index supplement, nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. UBS-10-A-I, any related index supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. UBS-10-A-I, any related index supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

STRUCTURED PRODUCTS CHARACTERIZATION

     To help investors identify appropriate investment products (“structured products”), structured products can be organized into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The notes are classified as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of protection that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

     Protection Strategies are structured to provide investors with a high degree of principal protection at maturity, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These structured products are designed for investors with low to moderate risk tolerances.

     Optimization Strategies are structured to optimize returns or yield within a specified range. These structured products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.

     Performance Strategies are structured to be strategic alternatives to index funds or exchange-traded funds or to allow efficient access to new markets. These structured products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.

     Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are designed for investors with high risk tolerances.

     “Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold.

     “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset declines below the specified threshold at any time during the term of the notes, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset.

     In order to benefit from any type of principal protection, investors must hold the note to maturity.

     Classification of structured products into categories is not intended to guarantee particular results or performance.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.